TUBBY'S, INC.
                             LIST OF SUBSIDIARIES
                              NOVEMBER 30, 1998



                                  EXHIBIT 21


     Name                                            State of Incorporation
     ----                                            ----------------------
     Tubby's Sub Shop Advertising, Inc.                       Michigan
     The SubLine Company, Inc.                                Michigan
     Tubby's Company Stores, Inc.                             Michigan
     Tubby's Sub Shops, Inc.                                  Michigan
     SUBperior Distribution Systems, Inc.                     Michigan